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Exhibit 21.1

List of Subsidiaries

Name	State of Incorporation
Accountable Care Coalition of Caldwell County, LLC	North Carolina
Accountable Care Coalition of Central Florida, LLC	Florida
Accountable Care Coalition of Central Georgia, LLC	Georgia
Accountable Care Coalition of Cherry Hill, LLC	New Jersey
Accountable Care Coalition of Chesapeake, LLC	Maryland
Accountable Care Coalition of Coastal Georgia, LLC	Georgia
Accountable Care Coalition of DeKalb, LLC	Georgia
Accountable Care Coalition of El Paso, LLC	Texas
Accountable Care Coalition of Eastern Wisconsin, LLC	Wisconsin
Accountable Care Coalition of Georgia, LLC	Georgia
Accountable Care Coalition of Greater Athens Georgia II, LLC	Georgia
Accountable Care Coalition of Greater Athens Georgia, LLC	Georgia
Accountable Care Coalition of Greater Augusta & Statesboro, LLC	Georgia
Accountable Care Coalition of Greater Houston, LLC	Texas
Accountable Care Coalition of Jacksonville, LLC	Florida
Accountable Care Coalition of Louisiana, LLC	Louisiana
Accountable Care Coalition of Maryland Primary Care, LLC	Maryland
Accountable Care Coalition of Maryland, LLC	Maryland
Accountable Care Coalition of Mississippi, LLC	Mississippi
Accountable Care Coalition of Mount Kisco, LLC	New York
Accountable Care Coalition of North Central Florida, LLC	Florida
Accountable Care Coalition of North Texas, LLC	Texas
Accountable Care Coalition of Northeast Georgia, LLC	Georgia
Accountable Care Coalition of Northwest Florida, LLC	Florida
Accountable Care Coalition of Northwest Georgia, LLC	Georgia
Accountable Care Coalition of South Carolina, LLC	North Carolina
Accountable Care Coalition of South Georgia, LLC	Georgia
Accountable Care Coalition of Southeast Texas, Inc.	Texas
Accountable Care Coalition of Southeast Wisconsin, LLC	Wisconsin
Accountable Care Coalition of Syracuse, LLC	New York
Accountable Care Coalition of Texas, Inc.	Texas
Accountable Care Coalition of the Green Mountains, LLC	Vermont
Accountable Care Coalition of the Tri-Counties, LLC	South Carolina
Accountable Care Coalition of the Wekiva Region, LLC	Florida
Accountable Care Coalition of Western Georgia, LLC	Georgia
American Progressive Life & Health Insurance Company of New York	New York
Ameri-Plus Preferred Care, Inc.	Florida
APS Healthcare Holdings, Inc.	Delaware
APS Healthcare, Inc.	Delaware
APS Parent, Inc.	Delaware
AWC of Syracuse, Inc.	New York
Chrysalis Medical Services, LLC	New Jersey
Collaborative Health Systems, LLC	New York
Collaborative Health Systems of Georgia, Inc.	Georgia
Collaborative Health Systems of Maryland, LLC	Maryland
Collaborative Health Systems of Virginia, LLC	Virginia
Empire Accountable Care, LLC	New York
Essential Care Partners, LLC	Texas
Georgia Statewide Accountable Care Coalition, LLC	Georgia

Name	State of Incorporation
Golden Triangle Physician Alliance	Texas
Heritage Health Systems of New York, Inc.	New York
Heritage Health Systems of Texas, Inc.	Texas
Heritage Health Systems, Inc.	Texas
Heritage Physician Networks	Texas
HHS Texas Management, Inc.	Georgia
HHS Texas Management, LP.	Georgia
Hudson Accountable Care, LLC	New York
Lone Star Accountable Care Coalition, LLC	Texas
Maine Community Accountable Care Organization, LLC	Maine
Maine Primary Care Holdings, LLC	Maine
Maryland Collaborative Care, LLC	Maryland
Mid-Atlantic Collaborative Care, LLC	Maryland
Northern Maryland Collaborative Care, LLC	Maryland
Penn Marketing America, LLC	Delaware
Premier Marketing Group, LLC	Delaware
Quincy Coverage Corporation	New York
SelectCare Health Plans, Inc.	Texas
SelectCare of Maine, Inc.	Maine
SelectCare of Texas, Inc.	Texas
TexanPlus Health Centers, LLC	Texas
Texas Physicians Collaborative, Inc.	Texas
Today's Options of Georgia, Inc.	Georgia
Today's Options of Texas, Inc.	Texas
UAM Agent Services Corp.	Iowa
UAM/APS Holding Corp.	Delaware
Universal American Financial Services, Inc.	Delaware
Universal American Holdings, LLC	Delaware
Virginia Collaborative Care, LLC	Virginia
Worlco Management Services, Inc. (NY)	New York
Worldnet Services Corp.	Florida

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  Exhibit 21.1
List of Subsidiaries